Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer, Strategic Hotels & Resorts (312) 658-5766 MEDIA CONTACT: Melissa Kanter Edelman (212) 704-8261

FOR IMMEDIATE RELEASE

MONDAY, NOVEMBER 5, 2007

STRATEGIC HOTELS & RESORTS REPORTS THIRD QUARTER 2007

FINANCIAL RESULTS

BEE enters into an agreement to sell the Hyatt Regency New Orleans and reports strong financial results

CHICAGO – November 5, 2007 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today reported results for the third quarter ended September 30, 2007.

Third Quarter Financial Highlights

•

Comparable funds from operations (FFO) was $0.39 per diluted share, an increase of 11 percent compared with $0.35 in the prior year. Included in third quarter 2007 Comparable EBITDA and FFO is a $1.4 million charge, or $0.02 per diluted share, for a lease termination related to the planned reorganization of the employees at the Paris Marriott.

•	Quarterly Comparable EBITDA was $69.6 million, an increase of 25 percent compared with $55.7 million in the prior year.

•

North American same store total revenue per available room (Total RevPAR) increased 9.8 percent and revenue per available room (RevPAR) increased 9.3 percent driven by a 5.2 percent increase in average daily rate (ADR) and a 4.0 percent increase in occupancy. Non-rooms revenues grew by 11.0 percent.

•

Total North American Total RevPAR increased 8.8 percent and RevPAR increased 8.6 percent driven by a 4.7 percent increase in ADR and 3.7 percent increase in occupancy. Non-rooms revenues grew by 9.6 percent.

•

European Total RevPAR increased 6.1 percent and RevPAR increased 5.9 percent driven by a 9.5 percent increase in ADR and partially offset by a 3.3 percent decline in occupancy. Non-rooms revenues grew by 6.8 percent.

•	Total North American gross operating profit margins expanded 210 basis points. North American same store EBITDA margins expanded 150 basis points.

•	Total North American gross operating profit per room increased 15.7 percent. North American same store EBITDA per room increased 16.9 percent.

•	Residential activity contributed $5.9 million in EBITDA and $2.6 million of Comparable FFO, or $0.03 per diluted share.

Nine-Month Financial Highlights

•	Comparable funds from operations (FFO) was $1.20 per diluted share, an increase of 7 percent compared with $1.12 in the prior period.

•	Comparable EBITDA was $205.1 million, an increase of 44 percent compared with $142.0 million in the prior year.

•

Total RevPAR increased 7.4 percent and RevPAR increased 7.5 percent in the Total North American portfolio for the nine-month period of 2007. Growth was driven by a 5.7 percent increase in ADR and a 1.7 percent increase in occupancy. Non-rooms revenues grew by 7.6 percent.

•

Total RevPAR increased 9.6 percent and RevPAR increased 9.2 percent in the North American same store portfolio for the nine-month period of 2007. Growth was driven by a 6.1 percent increase in ADR and a 2.9 percent increase in occupancy. Non-rooms revenues grew by 10.6 percent.

•	Total North American hotel gross operating profit margins expanded 160 basis points. North American same store property EBITDA margins expanded 10 basis points.

•	Total North American gross operating profit per room increased 12.1 percent. North American same store EBITDA per room increased 10.2 percent.

Third Quarter Events

•	The company reached an agreement for $143.0 million, net of deductible, with its insurers to settle its claim on the Hyatt Regency New Orleans, which was damaged by Hurricane Katrina in 2005.

•

The company closed on the acquisition of the Hotel Le Parc in Paris, France on July 31, a 116-room, unbranded hotel for €66.5 million from Accor SA. Concurrently, the company entered into a management agreement with Marriott International to operate the hotel under the Renaissance brand.

•

The company closed its joint venture agreement with a real estate investment company affiliate of the Government of Singapore Investment Corporation Pte Ltd. (GIC RE). Under the agreement, GIC RE’s affiliate acquired a 49 percent interest in the company’s InterContinental Chicago and Hyatt Regency La Jolla hotels. Additionally, the joint venture entered into a long-term asset management agreement with the company. The transaction has a gross aggregate value of $450.0 million.

•	The company defeased $199.5 million of debt previously encumbering the Hyatt Regency hotels in Phoenix, La Jolla and New Orleans.

•	The company appointed Sir David Michels to the newly created consultant position of senior European strategist to coordinate and advance the company’s European strategy.

•	The company entered into $275.0 million of forward-starting U.S. interest rate swaps.

Subsequent Events

•

The company purchased approximately 60 acres of ocean front land near the Four Seasons Punta Mita Resort in Nayarit, Mexico for a mixed-use development. The effective purchase price of $45.8 million will be paid in installments through 2009. The company intends to enter into a joint venture on part or all of the land prior to its development.

•

The company announced it had signed an agreement to sell the Hyatt Regency New Orleans to Poydras Properties Hotel Holdings Co., LLC for $32.0 million, of which $3.0 million is in the form of a promissory note payable in six years. The transaction, subject to certain contingencies, is scheduled to close by year end.

•	The company entered into $200.0 million of forward-starting U.S. interest rate swaps and a £77.3 million swap on the mortgage loan secured by the Marriott London Grosvenor Square.

Laurence Geller, chief executive officer said, “Our management team is producing exceptional returns on capital invested under our individualized hotel master plans. Among these accomplishments are the sale of condominiums at the Hotel del Coronado at prices exceeding our expectations. In addition, we settled our insurance claim on, and entered into a contract to sell the Hyatt Regency New Orleans, and recycled capital by closing our joint venture with the Government of Singapore.

“Our future growth has been seeded with the continued investment in our research driven master plans, the opportunistic purchase of the Hotel Le Parc in Paris, and the addition of 60 acres of spectacular ocean front property in Punta Mita, Mexico.”

Financial Results

The company reported net income available to common shareholders of $68.5 million, or $0.91 per diluted share for the third quarter of 2007, compared with net income available to common shareholders of $91.4 million, or $1.21 per diluted share for the third quarter of 2006.

For the nine-month period ending September 30, 2007, the company reported net income available to common shareholders of $33.6 million, or $0.45 per diluted share, compared with net income available to common shareholders of $101.7 million, or $1.54 per diluted share in the prior period.

Adjusted EBITDA for the third quarter of 2007 was $136.1 million compared with $143.7 million for the third quarter of 2006. Comparable EBITDA for the third quarter of 2007 was $69.6 million compared with $55.7 million in the third quarter of 2006. Comparable EBITDA for the third quarter of 2007 excludes:

•	$84.8 million in gains related to the joint venture sale to GIC RE,

•	$7.4 million write-off of previously deferred costs related to a contemplated European financing,

•	$0.3 million in losses from foreign exchange, and

•	$10.7 million loss on early extinguishment of debt.

Adjusted EBITDA for the nine-month period ending September 30, 2007 was $226.1 million compared with $218.5 million in the prior year period. Comparable EBITDA for the nine-month period ending September 30, 2007 was $205.1 million compared with $142.0 million in the prior year period. Comparable EBITDA for the nine-month period ending September 30, 2007 excludes:

•	$84.8 million in gains related to the joint venture sale to GIC RE,

•	$7.4 million write-off of previously deferred costs related to a contemplated European financing,

•	Loss on early extinguishment of debt of $15.1 million,

•	Loss on foreign exchange of $3.5 million,

•	Planning costs related to the New Orleans Jazz District of $0.2 million,

•	Loss on sale of assets of $0.2 million,

•	Impairment losses related to the Hyatt Regency New Orleans of $37.7 million, and

•	A benefit related to the previous termination of the management agreement at the Marriott Rancho Las Palmas of $0.4 million.

FFO for the third quarter of 2007 was $10.7 million, or $0.14 per diluted share, compared with $25.6 million, or $0.33 per diluted share in the third quarter of 2006. Comparable FFO for the third quarter of 2007 was $29.6 million, or $0.39 per diluted share, compared with $26.7 million, or $0.35 per diluted share in the third quarter of 2006. Comparable FFO for the third quarter of 2007 excludes:

•	$7.4 million write-off of previously deferred costs related to a contemplated European financing,

•	$10.7 million loss on early extinguishment of debt, and

•	Loss on foreign exchange, net of tax, of $0.9 million.

FFO for the nine-month period ending September 30, 2007 was $28.3 million, or $0.37 per diluted share, compared with $67.1 million, or $0.99 per diluted share in the prior period. Comparable FFO for the nine-month period ending September 30, 2007 was $92.0 million, or $1.20 per diluted share, compared with $75.4 million, or $1.12 per diluted share for the nine-month period ending September 30, 2006. Comparable FFO for the nine-month period ending September 30, 2007 excludes:

•	Net tax benefits of $0.2 million related to the previous termination of the management agreement at the Marriott Rancho Las Palmas,

•	Planning costs, net of tax, related to the New Orleans Jazz District of $0.2 million,

•	$7.4 million write-off of previously deferred costs related to a contemplated European financing,

•	Impairment losses related to the Hyatt Regency New Orleans of $37.7 million,

•	Loss on foreign exchange, net of tax, of $3.5 million, and

•	Loss on early extinguishment of debt of $15.1 million.

Residential Activity

The joint venture that owns the Beach Village development at the Hotel del Coronado, of which the company owns a 45 percent interest, closed on sales of 17 of the remaining 24 hotel condominium units generating $48.1 million of venture sales during the third quarter. The sales contributed $6.6 million of EBITDA and $3.4 million of FFO, or $0.05 per diluted share to the company’s results. For the nine-month period ending September 30, 2007, 28 of the 35 total hotel condominiums were sold which generated $94.8 million of venture sales contributing $13.2 million of EBITDA and $7.5 million of FFO, or $0.10 per diluted share, to the company’s results.

The joint venture that is developing the Four Seasons Residence Club Punta Mita, of which the company owns a 31 percent interest, contributed $0.5 million of EBITDA and $0.3 million of FFO to the company’s third quarter results. For the nine-month period ending September 30, 2007, the venture contributed $0.1 million of EBITDA and had a negligible impact on the company’s FFO results.

In the third quarter of 2007, the company recorded a $1.2 million charge for the write-off of costs related to exploration of residential conversions at the Fairmont Chicago.

Combined, residential activity contributed $5.9 million of EBITDA and $2.6 million of FFO, or $0.03 per diluted share for the third quarter 2007 and $12.1 million of EBITDA and $6.2 million of FFO, or $0.08 per diluted share for the nine-months ending September 30, 2007.

Quarterly Distribution

The Board of Directors previously declared on August 31, 2007 a quarterly dividend of $0.24 per share of common stock, payable to shareholders of record as of the close of business Wednesday, September 26, 2007. The dividend was paid on October 10, 2007. Additionally, for shareholders of record as of September 14, 2007, the Board declared a quarterly dividend of $0.53125 per share of 8.50 percent Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on September 28, 2007.

2007 Outlook

For the full year 2007, the company anticipates that Comparable EBITDA will be in the range of $270.3 million to $273.3 million, Comparable FFO will be in the range of $122.3 million to $125.3 million, and Comparable FFO per diluted share in the range of $1.60 to $1.64.

The company’s full-year guidance includes the following assumptions:

•	2007 North American same store Total RevPAR and RevPAR growth in the range of 8.5 percent to 9.5 percent.

•

2007 total North American Total RevPAR growth in the range of 6.5 percent to 7.5 percent, and RevPAR growth in the range of 7.0 percent to 8.0 percent. The total North American portfolio includes all consolidated North American properties as of January 1, 2007.

•

Residential sales contributing $13.8 million in Comparable EBITDA and $7.2 million in Comparable FFO, or approximately $0.10 per diluted share. Residential sales contributed $12.1 million in Comparable EBITDA and $6.2 million in Comparable FFO, or $0.08 per diluted share in the first three quarters of 2007.

•

Continued operating expenses at the Hyatt Regency New Orleans will reduce Comparable EBITDA by $3.5 million or $0.05 per diluted share in Comparable FFO. In the third quarter, Hyatt Regency New Orleans operating expenses reduced Comparable EBITDA by $1.5 million and Comparable FFO by $0.02 per diluted share. Guidance assumes closing on the sale of the property at the end of the year and does not include an assumption for a gain or loss on the sale.

The following tables reconcile projected 2007 net income available to common shareholders to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income Available to Common Shareholders	$40.2	$43.1
Depreciation and Amortization	102.9	102.9
Realized Portion of Deferred Gain on Sale Leasebacks	(4.7)	(4.7)
Deferred Tax on Realized Portion of Deferred Gain	1.4	1.4
Minority Interests	(0.2)	(0.1)
Adjustments from Consolidated Affiliates	(3.0)	(3.0)
Adjustments from Unconsolidated Affiliates	6.9	6.9
Loss on Early Extinguishment of Debt	15.1	15.1
Gain on Sale of Minority Interests in Hotel Properties	(84.8)	(84.8)
Impairment Charges and Other Adjustments	48.5	48.5

Comparable FFO	$122.3	$125.3
Comparable FFO per Diluted Share	$1.60	$1.64

	Low Range	High Range
Net Income Available to Common Shareholders	$40.2	$43.1
Depreciation and Amortization	102.9	102.9
Interest Expense	87.4	87.4
Income Taxes	11.2	11.2
Minority Interests	(0.2)	(0.1)
Adjustments from Consolidated Affiliates	(5.7)	(5.7)
Adjustments from Unconsolidated Affiliates	30.1	30.1
Preferred Shareholder Dividends	30.1	30.1
Loss on Early Extinguishment of Debt	15.1	15.1
Realized Portion of Deferred Gain on Sale Leasebacks	(4.7)	(4.7)
Gain on Sale of Minority Interests in Hotel Properties	(84.8)	(84.8)
Impairment Charges and Other Adjustments	48.7	48.7

Comparable EBITDA	$270.3	$273.3

Fourth Quarter 2007 Guidance

For the fourth quarter of 2007 the company anticipates that Comparable EBITDA will be in the range of $65.0 million to $68.0 million, Comparable FFO will be in the range of $30.4 million to $33.4 million, and Comparable FFO per diluted share in the range of $0.40 to $0.44. Guidance includes the contribution of $1.7 million in Comparable EBITDA, $0.9 million in Comparable FFO or $0.01 per diluted share from residential sales. Guidance additionally includes a reduction in Comparable EBITDA and Comparable FFO of $1.5 million or $0.02 per diluted share as a result of continued operating expenses related to the Hyatt Regency New Orleans.

The company expects fourth quarter 2007 North American Total RevPAR growth to be in the range of 5.0 percent to 6.0 percent, and fourth quarter 2007 RevPAR growth to be in the range of 7.0 percent to 8.0 percent. The company’s same store and total North American portfolios are the same beginning in the fourth quarter of 2007.

The following tables reconcile projected fourth quarter 2007 net income available to common shareholders to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income Available to Common Shareholders	$6.4	$9.4
Depreciation and Amortization	24.5	24.5
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Deferred Tax on Realized Portion of Deferred Gain	0.4	0.4
Minority Interests	0.2	0.2
Adjustments from Consolidated Affiliates	(1.5)	(1.5)
Adjustments from Unconsolidated Affiliates	1.5	1.5

Comparable FFO	$30.4	$33.4
Comparable FFO per Diluted Share	$0.40	$0.44

	Low Range	High Range
Net Income Available to Common Shareholders	$6.4	$9.4
Depreciation and Amortization	24.5	24.5
Interest Expense	21.5	21.5
Income Taxes	2.2	2.2
Minority Interests	0.2	0.2
Adjustments from Consolidated Affiliates	(3.0)	(3.0)
Adjustments from Unconsolidated Affiliates	6.6	6.6
Preferred Shareholder Dividends	7.7	7.7
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)

Comparable EBITDA	$65.0	$68.0

Earnings Call

The company will conduct its third quarter 2007 conference call for investors and other interested parties on Tuesday, November 6 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at (800) 273-4998 (toll international: (913) 312-1270). To participate on the web cast, log on to www.strategichotels.com or www.earnings.com 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on November 6, 2007, through 11:59 pm ET on November 13, 2007. To access the replay, dial (888) 203-1112 (toll international: (719) 457-0820) and request replay pin number 4239327. A replay of the call will also be available on the Internet at www.strategichotels.com or www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the investor relations section.

Portfolio Definitions

“Same store” hotel comparisons for the third quarter 2007 are derived from the company’s North American portfolio at September 30, 2007, consisting of properties held for five or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared.

“Same store” hotel comparisons for the nine-month period-over-period are derived from the company’s North American portfolio at September 30, 2007 consisting of properties held for nine or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared.

Total North American hotel comparisons are derived from the company’s hotel portfolio at September 30, 2007, consisting of properties in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared.

European hotel comparisons are derived from the company’s European owned and leased hotel properties at September 30, 2007 consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague and excluding the Hotel Le Parc, which was acquired during the third quarter of 2007.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 21 properties with an aggregate of 10,218 rooms. For a list of current properties and for further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; satisfaction of closing contingencies in our agreements; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the ongoing restoration and rehabilitation of the New Orleans property and the accounting treatment of ongoing accounting expenses incurred at the property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Rooms	$132,450	$108,577	$396,852	$258,772
Food and beverage	76,582	63,863	245,527	155,517
Other hotel operating revenue	25,987	21,062	79,833	46,828

	235,019	193,502	722,212	461,117
Lease revenue	7,228	7,938	17,329	15,707

Total revenues	242,247	201,440	739,541	476,824

Operating Costs and Expenses:
Rooms	33,583	27,909	97,708	63,901
Food and beverage	54,684	46,513	168,034	109,604
Other departmental expenses	61,915	51,076	183,734	119,784
Management fees	9,798	7,698	29,131	16,289
Other hotel expenses	18,086	13,071	51,177	30,143
Lease expense	3,986	3,798	11,652	10,417
Depreciation and amortization	26,819	21,892	78,408	49,357
Impairment losses and other charges	7,358	—	45,074	—
Corporate expenses	5,891	5,764	21,070	18,353

Total operating costs and expenses	222,120	177,721	685,988	417,848

Operating income	20,127	23,719	53,553	58,976
Interest expense	(23,966)	(15,835)	(65,840)	(30,311)
Interest income	1,084	843	2,884	3,264
Loss on early extinguishment of debt	(10,660)	—	(15,139)	—
Equity in earnings of joint ventures	6,539	1,201	8,212	254
Foreign currency exchange gain (loss)	125	158	(3,545)	129
Other income, net	468	852	251	3,559

(Loss) income before income taxes, minority interests, gain on sale of minority interests in hotel properties and discontinued operations	(6,283)	10,938	(19,624)	35,871
Income tax (expense) benefit	(2,422)	114	(8,996)	(2,757)
Minority interest in SHR’s operating partnership	116	(154)	378	(694)
Minority interest in consolidated affiliates	(225)	58	(828)	(731)

(Loss) income before gain on sale of minority interests in hotel properties and discontinued operations	(8,814)	10,956	(29,070)	31,689
Gain on sale of minority interests in hotel properties, net of minority interests	84,792	—	84,792	—

Income from continuing operations	75,978	10,956	55,722	31,689
Income from discontinued operations, net of tax and minority interests	—	87,932	290	87,104

Net income	75,978	98,888	56,012	118,793
Preferred shareholder dividends	(7,461)	(7,461)	(22,385)	(17,081)

Net income available to common shareholders	$68,517	$91,427	$33,627	$101,712

Basic Income Per Share:
Income from continuing operations available to common shareholders per share	$0.92	$0.05	$0.45	$0.22
Income from discontinued operations per share	—	1.16	—	1.33

Net income available to common shareholders per share	$0.92	$1.21	$0.45	$1.55

Weighted-average common shares outstanding	74,793	75,570	75,162	65,740

Diluted Income Per Share:
Income from continuing operations available to common shareholders per share	$0.91	$0.05	$0.45	$0.22
Income from discontinued operations per share	—	1.16	—	1.32

Net income available to common shareholders per share	$0.91	$1.21	$0.45	$1.54

Weighted-average common shares outstanding	74,992	75,780	75,403	66,008

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2007	December 31, 2006
Assets
Property and equipment	$2,704,443	$2,644,120
Less accumulated depreciation	(319,597)	(268,991)

Net property and equipment	2,384,846	2,375,129

Goodwill	440,529	421,516
Intangible assets, net of accumulated amortization of $2,777 and $3,166	47,024	45,793
Investment in joint ventures	78,399	71,349
Cash and cash equivalents	117,220	86,462
Restricted cash and cash equivalents	57,712	73,400
Accounts receivable, net of allowance for doubtful accounts of $723 and $809	87,052	70,282
Deferred financing costs, net of accumulated amortization of $2,651 and $2,194	16,237	10,701
Deferred tax assets	41,398	43,555
Other assets	59,761	57,522

Total assets	$3,330,178	$3,255,709

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,333,347	$1,442,865
Exchangeable senior notes, net of discount	179,190	—
Bank credit facility	120,000	115,000
Accounts payable and accrued expenses	231,336	186,293
Distributions payable	18,224	18,175
Deferred tax liabilities	25,025	24,390
Deferred gain on sale of hotels	112,463	107,474
Insurance proceeds received in excess of insurance recoveries receivable	—	20,794

Total liabilities	2,019,585	1,914,991

Minority interests in SHR’s operating partnership	12,004	12,463
Minority interests in consolidated affiliates	29,430	10,965

Shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,553	97,553
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 74,351,799 and 75,406,727 common shares issued and outstanding, respectively)	742	753
Additional paid-in capital	1,199,496	1,224,400
Accumulated deficit	(292,189)	(265,435)
Accumulated other comprehensive income	13,842	10,304

Total shareholders’ equity	1,269,159	1,317,290

Total liabilities and shareholders’ equity	$3,330,178	$3,255,709

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in millions, except per share information)

	Three Months Ended September 30, 2007
	Actual	Guidance
Results vs. Previous Guidance
North American same store Total RevPAR growth	9.8%	7.5% - 8.5%
North American same store RevPAR growth	9.3%	8.5% - 9.5%

Total North American Total RevPAR growth	8.8%	7.0% - 8.0%
Total North American RevPAR growth	8.6%	8.0% - 9.0%

Comparable EBITDA	$69.6	$65.1 - 67.6

Comparable FFO per diluted share	$0.39	$0.36 - 0.39

(in thousands, except per share information)
	September 30, 2007
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	74,352	74,352
Operating partnership units outstanding	976	976
Stock options outstanding	736	736
Restricted stock units outstanding	1,040	1,040

Combined shares, options and units outstanding	77,104	77,104
Common stock price at end of period	$20.59	$20.59

Common equity capitalization	$1,587,571	$1,587,571
Preferred equity capitalization	358,750	358,750
Consolidated debt	1,632,537	1,632,537
Pro rata share of unconsolidated debt	282,385	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(117,220)	(117,220)

Total enterprise value	$3,636,958	$3,461,638

Net Debt / Total Enterprise Value	46.5%	43.8%
Preferred Equity / Total Enterprise Value	9.8%	10.3%
Common Equity / Total Enterprise Value	43.7%	45.9%

Dividends Per Share
Common dividends declared (holders of record on each of March 27, June 26 and September 26, 2007)		$0.24

Preferred Series A dividends declared (holders of record on March 16, June 15 and September 14, 2007)		$0.53125

Preferred Series B dividends declared (holders of record on March 16, June 15 and September 14, 2007)		$0.51563

Preferred Series C dividends declared (holders of record on March 16, June 15 and September 14, 2007)		$0.51563

Discontinued Operations

The results of operations of hotels sold or held for sale have been classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. On July 14, 2006, we sold the Marriott Rancho Las Palmas for $54.8 million. On September 7, 2006, we sold the Hilton Burbank Airport and Convention Center for $123.3 million. The following is a summary of income from discontinued operations for the three and nine months ended September 30, 2007 and 2006 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Hotel operating revenues	$—	$7,912	$—	$42,822

Operating costs and expenses	—	6,775	(286)	42,587
Depreciation and amortization	—	—	—	2,535

Total operating costs and expenses	—	6,775	(286)	45,122

Operating income (loss)	—	1,137	286	(2,300)

Interest expense	—	(618)	—	(1,918)
Interest income	—	31	4	131
Loss on early extinguishment of debt	—	(937)	—	(937)
Income tax benefit	—	281	—	3,981
Gain on sale	—	89,300	—	89,278
Minority interest	—	(1,262)	—	(1,131)

Income from discontinued operations	$—	$87,932	$290	$87,104

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting. Our equity in earnings (loss) of the joint venture amounted to $1.0 million and $1.1 million for the three months ended September 30, 2007 and 2006, respectively, and $(3.2) million and $(0.4) million for the nine months ended September 30, 2007 and for the period from January 9, 2006 to September 30, 2006, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,	Period from January 9, to September 30,
	2007	2006	2007	2006
Total revenues (100%)	$43,421	$40,153	$107,995	$101,259
Property EBITDA (100%)	$19,597	$18,451	$41,700	$41,478

Equity in earnings (loss) of joint venture (SHR 45% ownership)
Property EBITDA (45%)	$8,819	$8,303	$18,765	$18,665
Depreciation and amortization	(1,684)	(1,329)	(5,137)	(3,784)
Loss on sale of assets	—	—	(243)	—
Interest expense	(5,322)	(5,044)	(15,718)	(14,277)
Other expense, net	(49)	(128)	(127)	(128)
Income taxes	(750)	(750)	(720)	(900)

Equity in earnings (loss) of joint venture	$1,014	$1,052	$(3,180)	$(424)

EBITDA Contribution from investment in Hotel del Coronado
Equity in earnings (loss) of joint venture	$1,014	$1,052	$(3,180)	$(424)
Depreciation and amortization	1,684	1,329	5,137	3,784
Interest expense	5,322	5,044	15,718	14,277
Income taxes	750	750	720	900

EBITDA Contribution for investment in Hotel del Coronado	$8,770	$8,175	$18,395	$18,537

FFO Contribution from investment in Hotel del Coronado
Equity in earnings (loss) of joint venture	$1,014	$1,052	$(3,180)	$(424)
Depreciation and amortization	1,684	1,329	5,137	3,784

FFO Contribution for investment in Hotel del Coronado	$2,698	$2,381	$1,957	$3,360

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity Date
CMBS Mortgage and Mezzanine	7.20%	208 bp	$610,000	January 2011	(a)
Revolving Credit Facility	7.62%	250 bp	17,523	January 2011	(a)

			627,523
Cash and cash equivalents			49,370

Net Debt			$578,153

(a)	Includes extension options.

Cap	LIBOR Cap Rate	Notional Amount	Maturity Date
CMBS Mortgage and Mezzanine Loan Cap	5.0% to January 2008	$630,000	January 2009
	5.5% January 2008 to maturity

Summary of Residential Activity

(in thousands)

On January 9, 2006, we purchased a 45% interest in a joint venture that owns the North Beach Venture development adjacent to the Hotel del Coronado. We account for this investment using the equity method of accounting. Our equity in earnings (loss) of the joint venture amounted to $5.2 million and $(0.1) million for the three months ended September 30, 2007 and 2006, respectively, and $11.4 million and $(0.1) million for the nine months ended September 30, 2007 and for the period from January 9, 2006 to September 30, 2006, respectively. We own a 31% interest in a joint venture that is developing the Four Seasons Residence Club Punta Mita (RCPM) adjacent to the Four Seasons Punta Mita Resort. We account for this investment using the equity method of accounting. Our equity in earnings (loss) of the joint venture amounted to $0.3 million and $0.2 million for the three months ended September 30, 2007 and 2006, respectively, and $(31,000) and $0.6 million for the nine months ended September 30, 2007 and 2006, respectively. In addition, we engage in certain activities related to potential development projects such as condominium-hotel units, fractional ownership units and other for-sale residential units. During the third quarter of 2007, a potential condominium-hotel project at the Fairmont Chicago was delayed indefinitely due to market conditions. We recorded a charge of $1.2 million related to the costs of this project.

	Three Months Ended September 30,		Nine Months Ended September 30,	Period from January 9, to September 30,
	2007	2006	2007	2006
North Beach Venture
Hotel condominium sales (100%)	$48,135	$—	$94,807	$—
Hotel condominium cost of sales (100%)	$(33,685)	$—	$(65,648)	$—

SHR’s 45% share
Hotel condominium sales	$21,661	$—	$42,663	$—
Hotel condominium cost of sales	(15,158)	—	(29,542)	—
Other income (expense), net	86	(134)	51	(94)
Income taxes	(3,143)	—	(5,700)	—

SHR’s share of net income (loss)	$3,446	$(134)	$7,472	$(94)

Net income (loss)	$3,446	$(134)	$7,472	$(94)
Income taxes	3,143	—	5,700	—

EBITDA Contribution for investment in North Beach Venture	$6,589	$(134)	$13,172	$(94)

FFO Contribution for investment in North Beach Venture	$3,446	$(134)	$7,472	$(94)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Residence Club Punta Mita (RCPM)
SHR’s 31% share
Sales	$1,228	$1,103	$2,101	$3,397

EBITDA Contribution for investment in RCPM	$454	$534	$72	$686

FFO Contribution for investment in RCPM	$330	$238	$(51)	$348

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Other Residential Activity	$(1,184)	$—	$(1,184)	$—

SHR’s share of total residential activity:
Sales	$22,889	$1,103	$44,764	$3,397

EBITDA	$5,859	$400	$12,060	$592

FFO	$2,592	$104	$6,237	$254

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (losses) or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Diluted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net income available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Diluted, EBITDA and Adjusted EBITDA.

Reconciliation of Net Income Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income available to common shareholders	$68,517	$91,427	$33,627	$101,712
Depreciation and amortization—continuing operations	26,819	21,892	78,408	49,357
Depreciation and amortization—discontinued operations	—	—	—	2,535
Interest expense—continuing operations	23,966	15,835	65,840	30,311
Interest expense—discontinued operations	—	618	—	1,918
Income taxes—continuing operations	2,422	(114)	8,996	2,757
Income taxes—discontinued operations	—	(281)	—	(3,981)
Minority interests	(116)	1,416	(378)	1,825
Adjustments from consolidated affiliates	(1,036)	(1,126)	(2,696)	(3,296)
Adjustments from unconsolidated affiliates	9,273	7,655	23,448	21,519
Preferred shareholder dividends	7,461	7,461	22,385	17,081

EBITDA (a)	137,306	144,783	229,630	221,738
Realized portion of deferred gain on sale leasebacks	(1,207)	(1,059)	(3,528)	(3,216)

Adjusted EBITDA (a)	136,099	143,724	226,102	218,522

Gain on sale of assets—continuing operations	—	—	—	(48)
Gain on sale of assets—discontinued operations	—	(89,300)	—	(89,278)
Gain on sale of minority interests in hotel properties	(84,792)	—	(84,792)	—
Loss on sale of assets—unconsolidated affiliates	—	—	243	—
Impairment losses and other charges	7,358	—	45,074	—
Foreign currency exchange loss (gain)	280	(303)	3,545	34
Termination costs (benefits)—discontinued operations	—	22	(400)	9,717
Planning costs—New Orleans Jazz District	—	603	227	2,124
Loss on early extinguishment of debt—continuing operations	10,660	—	15,139	—
Loss on early extinguishment of debt—discontinued operations	—	937	—	937

Comparable EBITDA	$69,605	$55,683	$205,138	$142,008

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains and other transactions have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•	Gain on sale of assets from continuing operations amounted to $48 for the nine months ended September 30, 2006.

•	Gain on sale of assets from discontinued operations amounted to $89,300 for the three months ended September 30, 2006 and $89,278 for the nine months ended September 30, 2006.

•	Gain on sale of minority interests in hotel properties, net of minority interests amounted to $84,792 for the three and nine months ended September 30, 2007.

•	Loss on sale of assets from unconsolidated affiliates amounted to $243 for the nine months ended September 30, 2007.

•	Impairment losses and other charges amounted to $7,358 for the three months ended September 30, 2007 and $45,074 for the nine months ended September 30, 2007.

•

Foreign currency exchange (losses) gains applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries amounted to $(280) and $303 for the three months ended September 30, 2007 and 2006, respectively, and $(3,545) and $(34) for the nine months ended September 30, 2007 and 2006, respectively.

•

Termination (costs) benefits included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $(22) for the three months ended September 30, 2006 and $400 and $(9,717) for the nine months ended September 30, 2007 and 2006, respectively.

•

Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $603 for the three months ended September 30, 2006, and $227 and $2,124 for the nine months ended September 30, 2007 and 2006, respectively.

•	Loss on early extinguishment of debt from continuing operations amounted to $10,660 and $15,139 for the three and nine months ended September 30, 2007, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $937 for the three and nine months ended

September 30, 2006.

Reconciliation of Net Income Available to Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income available to common shareholders	$68,517	$91,427	$33,627	$101,712
Depreciation and amortization—continuing operations	26,819	21,892	78,408	49,357
Depreciation and amortization—discontinued operations	—	—	—	2,535
Gain on sale of assets—continuing operations	—	—	—	(48)
Gain on sale of assets—discontinued operations	—	(89,300)	—	(89,278)
Gain on sale of minority interests in hotel properties	(84,792)	—	(84,792)	—
Realized portion of deferred gain on sale leasebacks	(1,207)	(1,059)	(3,528)	(3,216)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	361	335	1,060	981
Minority interests adjustments	(367)	(331)	(1,070)	(1,408)
Adjustments from consolidated affiliates	(577)	(566)	(1,455)	(1,702)
Adjustments from unconsolidated affiliates	1,684	1,444	5,380	4,910

FFO (b)	10,438	23,842	27,630	63,843
Convertible minority interests	251	1,747	692	3,232

FFO—Fully Diluted (b)	10,689	25,589	28,322	67,075
Termination costs (benefits), net of tax—discontinued operations	—	13	(244)	5,927
Planning costs, net of tax—New Orleans Jazz District	—	435	166	1,444
Impairment losses and other charges	7,358	—	45,074	—
Foreign currency exchange loss (gain), net of tax	853	(303)	3,493	34
Loss on early extinguishment of debt—continuing operations	10,660	—	15,139	—
Loss on early extinguishment of debt—discontinued operations	—	937	—	937

Comparable FFO	$29,560	$26,671	$91,950	$75,417

Comparable FFO per diluted share	$0.39	$0.35	$1.20	$1.12

Weighted-average diluted shares (a)	75,968	76,867	76,379	67,615

(a)	In the second quarter of 2007, we adjusted our calculation of weighed-average diluted shares to be consistent with the guidance prescribed by NAREIT. These changes had no impact on the Comparable FFO per share amounts reported in prior periods.
(b)	FFO and FFO—Fully Diluted have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains and other transactions have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•

Termination (costs) benefits, net of tax, included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $(13) for the three months ended September 30, 2006 and $244 and $(5,927) for the nine months ended September 30, 2007 and 2006, respectively.

•

Planning costs, net of tax, related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $435 for the three months ended September 30, 2006, and $166 and $1,444 for the nine months ended September 30, 2007 and 2006, respectively.

•	Impairment losses and other charges amounted to $7,358 for the three months ended September 30, 2007 and $45,074 for the nine months ended September 30, 2007.

•

Foreign currency exchange (losses) gains, net of tax, applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries amounted to $(853) and $303 for the three months ended September 30, 2007 and 2006, respectively, and $(3,493) and $(34) for the nine months ended September 30, 2007 and 2006, respectively.

•	Loss on early extinguishment of debt from continuing operations amounted to $10,660 and $15,139 for the three and nine months ended September 30, 2007, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $937 for the three and nine months ended September 30, 2006.

Debt Summary

(dollars in thousands)

Debt	Encumbered Hotels	Interest Rate	Spread (a)		Loan Amount	Maturity Date (d)
Bank Credit Facility	N/A	5.92%	80 bp		$120,000	March 2012
Fairmont Chicago	1	5.82%	70 bp		123,750	April 2012
Loews Santa Monica Beach Hotel	1	5.75%	63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	1	5.79%	67 bp		76,500	March 2012
InterContinental Chicago	1	5.43%	31 bp		121,000	October 2011
InterContinental Miami	1	5.85%	73 bp		90,000	October 2011
InterContinental Prague (b)	1	5.66%	125 bp	(b)	148,286	March 2012
Westin St. Francis	1	5.82%	70 bp		220,000	August 2011
Marriott London Grosvenor Square (c)	1	7.40%	110 bp	(c)	158,061	October 2013
Fairmont Scottsdale Princess	1	5.68%	56 bp		180,000	September 2011
Hyatt Regency LaJolla	1	6.12%	100 bp		97,500	September 2012
Exchangeable senior notes	N/A	3.50%	Fixed		179,190	April 2012

					$1,632,537

(a)	Spread over LIBOR (5.12% at September 30, 2007).
(b)	Principal balance of €104,000,000 at September 30, 2007. Spread over EURIBOR (4.41% at September 30, 2007).
(c)	Principal balance of £77,250,000 at September 30, 2007. Spread over GBP LIBOR (6.30% at September 30, 2007).
(d)	Includes extension options.

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.42%	$75,000	April 2010
April 2005	4.59%	$75,000	April 2012
June 2005	4.12%	$50,000	June 2012
June 2006	5.50%	$75,000	June 2013
August 2006	5.34%	$100,000	August 2011
August 2006	5.42%	$100,000	August 2013
September 2006	5.08%	$100,000	February 2011
September 2006	5.10%	$100,000	December 2010
September 2006	5.09%	$100,000	September 2009
March 2007	4.81%	$100,000	December 2009
March 2007	4.84%	$100,000	July 2012

	4.99%	$975,000

European Interest Rate Swap

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£77,250	October 2013

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
September 2009	4.90%	$100,000	September 2014
December 2009	4.96%	$100,000	December 2014
April 2010	5.42%	$75,000	April 2015
December 2010	5.23%	$100,000	December 2015
February 2011	5.27%	$100,000	February 2016

		$475,000

At September 30, 2007, future scheduled debt principal payments (including extension options) are as follows:

Years ended December 31,	Amounts (in thousands)
2007	$—
2008	—
2009	—
2010	8,664
2011	619,664
Thereafter	1,004,209

Total	$1,632,537

Percent of fixed rate debt including U.S. and European swaps	80.4%
Weighted average interest rate including U.S. and European swaps	5.56%
Weighted average fixed maturity	4.75 years

Portfolio Definitions

Portfolio at September 30, 2007

Same Store North American
Hotel	Date of Acquisition	Q3 2007	YTD	Q4 2007	Full Year	Total North American	European
North American:
Four Seasons Mexico City	IPO Portfolio	✓	✓	✓	✓	✓
Four Seasons Punta Mita Resort	IPO Portfolio	✓	✓	✓	✓	✓
Hyatt Regency Phoenix	IPO Portfolio	✓	✓	✓	✓	✓
Hyatt Regency LaJolla	IPO Portfolio	✓	✓	✓	✓	✓
Loews Santa Monica Beach Hotel	IPO Portfolio	✓	✓	✓	✓	✓
Marriott Lincolnshire Resort	IPO Portfolio	✓	✓	✓	✓	✓
Ritz-Carlton Half Moon Bay	August-04	✓	✓	✓	✓	✓
InterContinental Miami	April-05	✓	✓	✓	✓	✓
InterContinental Chicago	April-05	✓	✓	✓	✓	✓
Fairmont Chicago	September-05	✓	✓	✓	✓	✓
Four Seasons Washington, D.C.	March-06	✓		✓		✓
Westin St. Francis	June-06	✓		✓		✓
Ritz-Carlton Laguna Niguel	July-06			✓		✓
Fairmont Scottsdale Princess	September-06			✓		✓
Hotel del Coronado (a)	January-06

European:
InterContinental Prague	IPO Portfolio						✓
Marriott Hamburg	IPO Portfolio						✓
Paris Marriott Champs Elysees	IPO Portfolio						✓
Marriott London Grosvenor Square	September-06						✓
Hotel LeParc (b)	July-07

Assets Under Redevelopment:
Hyatt Regency New Orleans	IPO Portfolio

(a)	The Hotel del Coronado is excluded from the same store and total North American portfolios as the property is owned by an unconsolidated affiliate and excluded from the consolidated results of the company.
(b)	The Hotel LeParc is excluded from the European portfolio as the property was acquired during the current quarter.

Under Construction and Completed Capital Projects

(images of completed projects available on the company's website)

Hotel	Project Description	Completed
Fairmont Chicago	Sushi bar	Q4 06
	Gold lounge	Q4 06
	Spa	In Construction

Fairmont Scottsdale Princess	Michael Mina restaurant	In Construction
	Gerber bar	In Construction
	Gold room renovation	In Construction
	GM house conversion—1 room addition	In Construction

Four Seasons Mexico City	Guest room renovation	Q1 06

Four Seasons Punta Mita Resort	Oasis room and river pool—23 room addition	Q2 07
	Fitness center expansion	Q1 07
	Coral suite—5 room addition	Q1 07
	Retail expansion	Q4 06
	Tamai pool	Q4 06
	Tamai garden	Q4 06
	Beachfront restaurant addition	Q4 06
	Arena suite—5 room addition	Q1 06

Four Seasons Washington, D.C.	Presidential suite renovation	In Construction

Hotel del Coronado	Beach Village—78 room addition	Q2 07
	Guest room renovation	Q2 07
	Restaurant renovation	Q2 07
	Spa & fitness center / beach club	Q1 07
	Retail reconfiguration / renovation	In Construction
	ENO, wine tasting room *	In Construction

InterContinental Chicago	Starbucks	Q3 07
	Meeting space addition	Q3 07
	ENO, wine tasting room *	Q4 06

InterContinental Miami	Starbucks	Q3 06
	Spa	In Construction

InterContinental Prague	Guest room renovation	Q2 07

Loews Santa Monica Beach Hotel	Restaurant renovation	Q4 04

Ritz-Carlton Half Moon Bay	Outdoor patios	Q3 06
	Guestroom fireplaces	Q2 06
	Ocean terrace	Q2 06
	Wine tasting room	Q3 05
	Retail expansion	Q3 05
	Restaurant expansion	Q4 05
	Suite renovation	In Construction

Ritz-Carlton Laguna Niguel	Suite conversion—3 room addition	Q2 07
	Suite renovation	Q2 07
	ENO, wine tasting room *	Q1 07
	Meeting space renovation	In Construction

* Strategic's branded wine room concept

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments are the (i) exclusion of unconsolidated Hotel del Coronado, (ii) exclusion of Ritz-Carlton Laguna Niguel, Marriott London Grosvenor Square, Fairmont Scottsdale Princess and Hotel LeParc partial year results for the three and nine months ended September 30, 2007 and 2006 and the additional exclusion of Four Seasons Washington, D.C. and Westin St. Francis for the nine months ended September 30, 2007 and 2006; (iii) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (iv) exclusion of Marriott Rancho Las Palmas and Hilton Burbank Airport and Convention Center as these properties results of operations were reclassified to discontinued operations; and (v) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Same Store Hotels (as of September 30, 2007)

10 Properties (three month period) and 8 Properties (nine month period)

5,633 Rooms (three month period) and 4,227 Rooms (nine month period)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$216.42	$207.26	4.4%		$207.22	$197.23	5.1%
Average Occupancy	78.7%	76.2%	2.5	pts	76.1%	74.2%	1.9	pts
RevPAR	$170.40	$157.99	7.9%		$157.67	$146.31	7.8%
Total RevPAR	$299.29	$277.48	7.9%		$281.96	$261.58	7.8%
Property EBITDA Margin	24.2%	23.3%	0.9	pts	26.0%	26.3%	(0.3	) pts

Mexican Same Store Hotels (as of September 30, 2007)

2 Properties

413 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$358.50	$340.91	5.2%		$460.24	$429.77	7.1%
Average Occupancy	67.5%	57.5%	10.0	pts	71.1%	66.7%	4.4	pts
RevPAR	$242.15	$196.10	23.5%		$327.13	$286.50	14.2%
Total RevPAR	$447.16	$345.37	29.5%		$557.58	$473.10	17.9%
Property EBITDA Margin	25.6%	17.3%	8.3	pts	35.4%	33.5%	1.9	pts

North American Same Store Hotels (as of September 30, 2007)

12 Properties (three month period) and 10 Properties (nine month period)

6,046 Rooms (three month period) and 4,640 Rooms (nine month period)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$224.88	$213.85	5.2%		$228.11	$214.92	6.1%
Average Occupancy	78.0%	75.0%	3.0	pts	75.6%	73.5%	2.1	pts
RevPAR	$175.33	$160.44	9.3%		$172.56	$158.07	9.2%
Total RevPAR	$309.45	$281.85	9.8%		$306.18	$279.33	9.6%
Property EBITDA Margin	24.3%	22.8%	1.5	pts	27.5%	27.4%	0.1	pts

European Same Store Hotels (as of September 30, 2007)

3 Properties

842 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$318.02	$296.44	7.3%		$298.44	$262.32	13.8%
Average Occupancy	87.2%	89.9%	(2.7	) pts	82.1%	84.6%	(2.5	) pts
RevPAR	$277.26	$266.36	4.1%		$244.94	$221.83	10.4%
Total RevPAR	$369.45	$354.56	4.2%		$338.70	$307.28	10.2%
Property EBITDA Margin	44.0%	44.8%	(0.8	) pts	40.5%	39.7%	0.8	pts